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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                      CONTACT:

VALHI, INC.                                 Bobby D. O'Brien
Three Lincoln Centre                        Vice President,  Chief Financial
5430 LBJ Freeway, Suite 1700                     Officer and Treasurer
Dallas, Texas 75240-2697                    (972) 233-1700


                        VALHI DECLARES QUARTERLY DIVIDEND



         DALLAS, TEXAS . . . October 28, 2004 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of six cents ($0.06) per share on its common stock, payable on December 31, 2004 to stockholders of record at the close of business on December 13, 2004.

         Valhi, Inc. is engaged in the titanium dioxide pigments, component products (precision ball bearing slides, security products and ergonomic computer support systems), titanium metals products and waste management industries.

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